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								 Exhibit 20.6


Report of Independent Accountants

To the Board of Directors and Shareholders of Ohio Casualty Corporation


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Ohio Casualty Corporation and its subsidiaries at December 31, 1998, 1997 and 1996, and the results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles.
These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PricewaterhouseCoopers LLP
Cincinnati, Ohio
February 4 , 1999

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